EXHIBIT 17


                                                                  EXECUTION COPY




                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of
                                                -----------
November 15, 2001, is by and between CarrAmerica Realty Corporation, a Maryland real estate investment trust ("Carr"), Security Capital Group Incorporated, a
                              ------
Maryland corporation ("Security Capital") and Security Capital Office Business
                      ------------------
Trust, a Maryland real estate investment trust and indirect subsidiary of Security Capital ("Sub").
                  -----

         WHEREAS, Security Capital is the beneficial owner of 28,603,417 shares of Carr common stock, $.01 par value per share, of which Security Capital desires to sell and Carr desires to purchase 9,200,000 of such shares (the "Carr
                                                                           -----
Shares") subject to the terms described herein;
-------

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. (a) Purchase and Sale. Subject to the terms and upon the conditions herein set forth, Carr agrees to purchase and Security Capital agrees to sell on the Closing Date (as hereinafter defined) the Carr Shares, free and clear of all liens, encumbrances, claims and security interests, in exchange for the delivery by Carr to Security Capital of $265,420,000 in immediately available funds, payable by wire transfer.

     (b) Security Capital Purchase Restriction. Notwithstanding anything to the contrary in the stockholders agreement, dated as of April 30, 1996 by and among Carr Realty Corporation (now Carr), Carr Realty, L.P., and Security Capital Holdings S.A. ("Holdings") and Security Capital U.S. Realty
                            ----------
     ("SC-Realty"), (the "Stockholders Agreement") and to which Security Capital
      -----------        ------------------------
     Group has become party as a result of the transactions between Security Capital Group, SC-Realty and Holdings and the consent granted by Carr pursuant to that certain letter agreement dated July 28, 2000 between Carr and Security Capital Group, on and after the date hereof Security Capital will not, will cause each of its controlled Affiliates not to, and will use its reasonable best efforts to cause each of its other Affiliates not to, directly or indirectly, purchase or otherwise acquire shares of Carr common stock as a result of which, after giving effect to such purchase or acquisition, Security Capital and its Affiliates will beneficially own more than 37.44% of the outstanding shares of Carr common stock. For purposes of this Agreement, "Affiliates" shall have the meaning ascribed thereto in
                     -----------
     Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and as in effect on the date hereof.

2.   Representations and Warranties of Carr. Carr hereby represents and warrants
     ---------------------------------------
     to Security Capital as follows:

             (a) Due Organization. Carr is duly organized, validly existing and
                 -----------------
             in good standing under the laws of the State of Maryland.

             (b) Authorization. Carr has the requisite corporate power to enter
                 --------------
             into this Agreement and the transactions and agreements contemplated hereby and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Carr and constitutes a valid and binding agreement enforceable against Carr in accordance with its terms. Neither the execution and delivery of this Agreement, the consummation of the transactions and agreements contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement will be a violation of any of the terms, conditions or provisions of Carr's Articles of Amendment and Restatement, as amended, or bylaws or of any material agreement or instrument to which it or one of its subsidiaries is a party or by which it or one of its subsidiaries or its or their material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder, except for any such violation, default or right of termination or acceleration which has been waived or consented to in connection with the transactions contemplated hereby. A special committee of the Board of Directors of Carr has authorized and approved the transactions contemplated by this Agreement.

             (c) Carr Shares Outstanding. As of the date hereof, Carr has
                 ------------------------
             outstanding 61,030,442 shares of common stock, $.01 par value per share.

             (d) REIT Status. Carr further represents and warrants that (i) it
                 ------------
             intends in its federal income tax return for the tax year that will end on December 31, 2001 to be taxed as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Internal
                      ------
             Revenue Code of 1986, as amended (the "Code"), (ii) it has
                                                   ------
             operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 2001, and (iii) the consummation of the transactions contemplated by this Agreement will not prevent or prohibit Carr from continuing to qualify as a REIT for federal income tax purposes, or result in the loss of Carr's status as a REIT for federal income tax purposes.

3.   Representations and Warranties of Security Capital. Security Capital and
     ---------------------------------------------------
     Sub hereby represent and warrant to Carr as follows:

             (a) Due Organization. Security Capital and Sub are each duly
                 -----------------
             organized, validly existing and in good standing under the laws of the State of Maryland.

             (b) Authorization. Security Capital and Sub each have the requisite
                 --------------
             power to enter into this Agreement and the transactions and agreements contemplated hereby and to carry out its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by each of Security Capital and by Sub and constitutes a valid and binding agreement of Security Capital and Sub enforceable against Security Capital and Sub in accordance with its terms. Neither the execution and delivery of this Agreement, consummation of the transactions and agreements contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement, will be a violation of any of the terms, conditions or provisions of either Security Capital's or Sub's charter or bylaws; or of any material agreement or instrument to which Security Capital or Sub is a party or by which Security Capital or Sub or any of their respective material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder.

             (c) Title. Sub owns the Carr Shares free and clear of all liens,
                 ------
             encumbrances, claims and security interests.

             (d) Ownership. Sub is the sole legal owner and owner of record and
                 ----------
             Security Capital and its subsidiaries (including Sub) are the sole beneficial owners of the Carr Shares. For purposes of applying
             Section 302(b)(2) of the Code, neither Security Capital or Sub owns in excess of 28,603,417 shares of Carr common stock, par value $.01 per share (determined taking into account the ownership attribution rules of Section 318(a) of the Code including for this purpose any common stock that would be issued upon conversion of any shares of Carr's Series A Convertible Preferred Stock that are owned by Security Capital, Sub or any Affiliate thereof, either actually or by attribution pursuant to the ownership attribution rules of
             Section 318(a) of the Code).

             (e) Purchases. None of Security Capital, Sub or any of their
                 ----------
             Affiliates has a current plan or intention to purchase any equity securities of Carr.

4.   Public Announcements. The parties hereto will consult with each other
     ---------------------
     before issuing, and provide each other with the reasonable opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the reasonable consent of the other party, except as may be required by applicable law, rule or regulation by court process or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system so long as the other party is notified promptly by the disclosing party of such press release or public statement. For the avoidance of doubt, the parties acknowledge that Security Capital and Sub will be filing, with respect to these transactions, an amendment to its report on Schedule 13D, and Carr will be filing, with respect to these transactions, a Current Report on Form 8-K.

5.   Closing. Subject to the satisfaction of the conditions set forth in Section
     --------
     6 and Section 7, the purchase and sale of the Securities (the "Closing")
                                                                   ---------
     shall occur, at 10:00am (New York City time) on Monday, November, 19, 2001 (such date being the "Closing Date"). The Closing shall take place at the
                          --------------
     offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, at which time the parties shall make the deliveries described below. At the Closing, in addition to any other documents required to be delivered under this Agreement, the parties hereto shall deliver the documents described below:

             (a) Deliveries by Carr. At the Closing, Carr shall deliver or cause
                 -------------------
             to be delivered the following to Security Capital:

                 (1) $265,420,000 by wire transfer of immediately available funds to the account specified by Security Capital;

                 (2) a certificate of Carr's secretary certifying resolutions of the special committee of the Board of Directors of Carr approving this Agreement and the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of
                     Carr);

                 (3) a certificate, dated the Closing Date, of an executive officer of Carr, certifying that, as of such date, the representations and warranties of Carr contained herein are accurate, true and correct with the same force and effect as though made on and as of such date; and

                 (4) an opinion of Hogan & Hartson L.L.P. (the "Tax Opinion"),
                                                                -----------
                     in form and substance reasonably satisfactory to Security Capital, to the effect that the purchase by Carr of the Carr Shares from Security Capital as contemplated by this Agreement will not result in the deemed payment by Carr to Security Capital of a dividend for federal income tax purposes that would prevent or prohibit Carr from satisfying the distribution requirements applicable to REITs under Section 857(a)(1)(a) of the Code for Carr's taxable year ending December 31, 2001.

             (b) Deliveries by Security Capital. At the Closing, Security
                 -------------------------------
             Capital shall deliver or cause to be delivered the following to
             Carr:

                 (1) the Carr Shares, to be delivered by DWAC to an account specified by Carr;

                 (2) a certificate, dated the Closing Date, of an executive officer of Security Capital, certifying that, as of such date, the representations and warranties of Security Capital contained herein are accurate, true and correct with the same force and effect as though made on and as of such date; and

                 (3) a certificate of Sub's secretary certifying resolutions of the Boards of Trustees of Sub approving this Agreement and the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Sub and Security Capital).


6.   Conditions to the Obligations of Carr. The obligations of Carr under this
     --------------------------------------
     Agreement are subject to the fulfillment of each of the following conditions:

             (a) Performance. Each of Security Capital and Sub shall have
                 ------------
             performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.

             (b) Injunctions. No preliminary or permanent injunction or other
                 ------------
             final order by any United States federal or state court shall have been issued which prevents the consummation of the transactions contemplated hereby.

7.   Conditions to the Obligations of Security Capital. The obligations of
     --------------------------------------------------
     Security Capital under this Agreement are subject to the fulfillment of each of the following conditions:

             (a) Performance. Carr shall have performed and complied in all
                 ------------
             material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.

             (b) Injunctions. No preliminary or permanent injunction or other
                 ------------
             final order by any United States federal or state court shall have been issued which prevents the consummation of the transactions contemplated hereby.

             (c) Tax Opinion. Receipt by Security Capital of the Tax Opinion
                 ------------
             described in Section 5(a)(4).

8.   Dividends. Carr represents and warrants that, at a duly held meeting of the
     ----------
     Board of Directors of Carr on November 1, 2001, it passed certain resolutions regarding the payment of a regular quarterly dividend (the "Dividend") to shareholders of record on November 16, 2001 and that a copy of such resolutions has been provided to Security Capital. The parties hereto agree and acknowledge that for all purposes Sub is and will be the record holder of the Carr Shares until the Closing. Carr will not take any action between the date hereof and the Closing to cause Sub not to be the record holder of the Carr Shares during such period or to in anyway adversely affect Sub's right to receive the Dividend.

9.   Survival. The representations and warranties of the parties shall survive
     ---------
     the Closing forever.

10.  Indemnification.
     ----------------

(a) Each party (the "Indemnifying Party") agrees to indemnify the other party,
                    --------------------
and each of their affiliates and their respective officers, directors, employees, agents and representatives (each, an "Indemnified Party" and together
                                                -------------------
the "Indemnified Parties") against, and agrees to hold each of them harmless
    ---------------------
from, any and all liabilities, losses, costs, claims, damages, penalties and expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation) ("Losses") (i) incurred or suffered
                                            --------
by them relating to or arising out of or in connection with any breach of or any inaccuracy in any representation or warranty made by the Indemnifying Party in this Agreement or any document delivered by it at the Closing pursuant to
Section 5 hereof or (ii) arising out of or in connection with any action, suit, inquiry, or proceeding against or involving any Indemnified Party as a result of any Indemnifying Party's actions (or lack thereof) in connection with the negotiation or execution of this Agreement or any of the transactions contemplated hereby, or based upon any allegation or claim that the Indemnified Party is in any way responsible or liable for any action (or lack thereof) of the Indemnifying Party. No person shall be entitled to indemnification hereunder to the extent that the act or omission of such person for which indemnification is claimed arises out of such person's fraud, bad faith or willful misconduct.

(b) As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the Indemnified Party shall promptly give notice to the Indemnifying Party of such claim and the amount the Indemnified Party will be entitled to receive hereunder from the Indemnifying Party; provided that the failure of the Indemnified Party to give notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (if any) that the Indemnifying Party shall have been prejudiced thereby. If the Indemnifying Party agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Party shall nevertheless be entitled to recover promptly from the Indemnifying Party the lesser amount, without prejudice to the Indemnified Party's claim for the difference.

(c) After receiving a claim as set forth above, the Indemnifying Party may, at its own expense, (i) participate in the defense of any claim, suit, action or proceeding and (ii) except in the case of a claim indemnification for which is available pursuant to clause (ii) of paragraph (a) above, as to which this clause (ii) shall be inapplicable, upon notice to the Indemnified Party and the Indemnifying Party's delivering to the Indemnified Party a written agreement that the Indemnified Party is entitled to indemnification for all Losses arising out of such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (x) the Indemnifying Party's counsel is reasonably satisfactory to the Indemnified Party, and (y) the Indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If, however, the Indemnified Party reasonably determines in its judgment that representation by the Indemnifying Party's counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, then such Indemnified Party may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such separate counsel. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

(d) Notwithstanding anything in this Section 10 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other, settle or compromise any claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of such claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the Indemnified Party declined to accept or (ii) the aggregate Losses of the Indemnified Party with respect to such claim. If the Indemnifying Party makes any payment on any claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such claim.

(e) In the event that the Indemnifying Party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Party of its obligations hereunder.

11.  Successors and Assigns. This Agreement shall be binding upon, and inure to
     -----------------------
     the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and affiliates.

12.  Notices. Any notice or other communication provided for herein or given
     --------
     hereunder to a party hereto shall be in writing and shall be given by delivery, by telex, telecopier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

         If to Carr:

                  CarrAmerica Realty Corporation
                  1850 K Street, N.W.
                  Washington, District of Columbia 20006
                  Attention:  Linda A. Madrid, Esq.
                  Facsimile:  (202) 729-1160

                  with a copy to:

                  Hogan & Hartson L.L.P.
                  Columbia Square
                  555 Thirteenth Street, N.W.
                  Washington, D.C.  20004-1109
                  Attention:  J. Warren Gorrell, Jr., Esq.
                  Facsimile:  (202) 637-5910

         If to Security Capital:

                  Security Capital Group Incorporated
                  125 Lincoln Avenue
                  Santa Fe, New Mexico 87501
                  Attention:  Jeffrey A. Klopf
                  Facsimile:  (505) 988-8920
                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Adam O. Emmerich, Esq.
                  Facsimile:  (212) 403-2000

or to such other address with respect to a party as such party shall notify the other in writing.

13.  Waiver. No party may waive any of the terms or conditions of this
     -------
     Agreement, nor may this Agreement be amended or modified, except by a duly signed writing referring to the specific provision to be waived, amended or modified.

14.  Entire Agreement. This Agreement constitutes the entire agreement with
     -----------------
     respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates.

15.  Expenses. Regardless of whether the transactions contemplated hereby are
     ---------
     consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

16.  Captions. The Section and Paragraph captions herein are for convenience of
     ---------
     reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

17.  Counterparts. This Agreement may be executed in one or more counterparts,
     -------------
     each of which shall be deemed an original but all of which shall constitute one and the same instrument.

18.  Governing Law. This Agreement shall be governed by, and construed and
     --------------
     enforced in accordance with, the laws of the State of Maryland.

19.  No Presumption Against Drafter. Each of the parties hereto has jointly
     -------------------------------
     participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

20.  Joint and Several Liability. All representations, warranties, obligations
     ----------------------------
     and liabilities of Security Capital or Sub herein or hereunder shall be joint and several.

                                    * * * * *

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first executed.


                                    CARRAMERICA REALTY CORPORATION



                                    By: /s/ Thomas A. Carr
                                       -----------------------------------------
                                    Name:  Thomas A. Carr
                                    Title: CEO


                                    SECURITY CAPITAL GROUP INCORPORATED



                                    By: /s/ C. Ronald Blankenship
                                       -----------------------------------------
                                    Name:  C. Ronald Blankenship
                                    Title: Vice Chairman



                                    SECURITY CAPITAL OFFICE BUSINESS TRUST



                                    By: /s/ Constance B. Moore
                                       -----------------------------------------
                                    Name:  Constance B. Moore
                                    Title: President




                 [Signature Page to Purchase and Sale Agreement]